UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LegalZoom.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022 PROXY STATEMENT
& Notice of Annual Meeting

LEGALZOOM

Notice of Annual Meeting of Stockholders

DATE: June 8, 2022	TIME: 9:00 a.m. Pacific Time	LOCATION: www.proxydocs.com/LZ

To Our Stockholders:

We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders of LegalZoom.com, Inc. (“LegalZoom” or the “Company”) on Wednesday, June 8, 2022 at 9:00 a.m., Pacific Time, online via live audio webcast by visiting www.proxydocs.com/LZ (the “Annual Meeting”) for the following purposes:

1.

To elect the three director nominees named in the proxy statement as Class I directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2); and

3.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

The Company’s board of directors has determined to hold the Annual Meeting virtually. We believe that this is the right choice for LegalZoom, given the ongoing COVID-19 pandemic as it safeguards the health and safety of Annual Meeting participants and LegalZoom personnel by allowing them to participate from any location.

Stockholders of record as of the close of business on April 14, 2022 are entitled to notice of, and, as described in this paragraph, to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

As permitted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and a form of proxy card or voting instruction card (together, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you. This distribution process is more resource- and cost-efficient. The Notice is first being mailed, and the proxy materials are first being made available, to our stockholders on or about April 28, 2022.

All stockholders are cordially invited to attend our Annual Meeting, conducted virtually via live audio webcast at www.proxydocs.com/LZ. You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.proxydocs.com/LZ. You will also be able to vote your shares electronically at the Annual Meeting by visiting www.proxydocs.com/LZ. and clicking the appropriate link from the Annual Meeting platform. A list of stockholders of record will be available online during the Annual Meeting, which stockholders will be able to view by referring to the Annual Meeting platform. In addition, during the ten days prior to the Annual Meeting, at our principal executive offices located at 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203. If, as a result of the COVID-19 pandemic, our offices are not generally open to access by the public during the ten days prior to the Annual Meeting, stockholders may request to review a list of stockholders of record as of April 14, 2022, the record date for the Annual Meeting, for any purpose germane to the Annual Meeting by contacting Investor Relations at investor@legalzoom.com.

To attend the Annual Meeting, vote, submit questions or view the list of registered stockholders during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 12-digit control number included on their proxy card or Notice. Beneficial owners should review the proxy materials and their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting. When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 8:45 a.m. Pacific Time on Wednesday, June 8, 2022. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, please call the technical support number that will be posted in your instructional email you will receive after registration.

YOUR VOTE IS IMPORTANT. Regardless of whether you participate in the Annual Meeting, we hope you vote as soon as possible. You may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend our virtual Annual Meeting online.

By Order of the Board of Directors, Nicole Miller General Counsel & Secretary Glendale, CA April 28, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2022

The notice, the proxy statement and the Company’s Annual Report are available at

www.proxydocs.com/LZ

Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our environmental and other sustainability plans and goals. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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PROXY STATEMENT SUMMARY

Annual Meeting of Stockholders
	DATE AND TIME: June 8, 2022 at 9:00 a.m. Pacific Time	LOCATION: Online at www.proxydocs.com/LZ	RECORD DATE: April 14, 2022

Voting Matters

		Board’s Vote Recommendations		For Further Information

Proposal 1	Election of Directors	✓	FOR each director nominee	Page 21

Proposal 2	Ratification of Independent Registered Public Accounting Firm	✓	FOR	Page 35

Board Snapshot – Director Nominees and Continuing Directors

Name	Principal Occupation	Age	Director Since	Other Public Co. Boards	Committee Membership
					AC	CC	NCGC

Nominees:

Dipan Patel*	Partner, Permira	39	2014	1		M

Neil Tolaney*	General Partner, TCV	39		0

Christine Wang*	Partner, Francisco Partners	35	2019	0	M	M	M

Continuing Directors:

Dipanjan (“DJ”) Deb*	Co-Founder and CEO, Francisco Partners	52	2018	1		C

Brian Ruder*	Partner, Permira	49	2014	1			C

Sivan Whiteley*	Chief Legal Officer and Corporate Secretary, Block, Inc.	45	2022	0

Elizabeth Hamren*	Chief Operating Officer, Discord Inc.	50	2021	1

John Murphy†*	Former Executive Vice President and Chief Financial Officer, Adobe, Inc.	53	2021	1	C		M

Jeffrey Stibel* (Chairperson)	Partner, Bryant Stibel & Company	48	2014	0

Dan Wernikoff	Chief Executive Officer, LegalZoom	50	2019	0

* Independent Director † Audit Committee Financial Expert	AC: Audit Committee CC: Compensation Committee NCGC: Nominating and Corporate Governance Committee	M – Member C – Chairperson

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	1

Proxy Statement Summary

Independence	Racial / Ethnic Diversity	Gender Diversity

Corporate Governance Highlights

LegalZoom is committed to sound corporate governance practices that promote the long-term interests of our stockholders. Some of our key corporate governance practices and policies are summarized below:

Independent and Engaged Board Oversight	Commitment to Diversity

✓  90% independent board and 100% independent committees

✓  Independent chair

✓  Active board and committee oversight of risk and environmental, social and governance (“ESG”) matters

✓  Regular executive sessions of independent directors

✓  Monitoring of director service on other public company boards

✓  Diverse board with 3 female directors, 4 racially/ethnically diverse directors and 1 LGBTQIA+ director

✓  Commitment to seeking out board candidates of diverse gender and race

✓  63% of C-Suite identify as either female or racially/ethnically diverse

Focus on Accountability and Tone at the Top	Alignment with Stockholder Interests
✓ Annual board and committee evaluations ✓ Annual evaluation of CEO performance and CEO and executive officer succession planning ✓ Code of Business Conduct and Ethics that applies to all directors	✓ Single class share structure ✓ No hedging/pledging of Company stock ✓ No poison pill

2	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE

Composition of our Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our amended and restated certificate of incorporation provides that the size of our board of directors may be set from time to time by our then current board of directors. Our board of directors currently consists of ten members. Our amended and restated certificate of incorporation and bylaws classifies our board of directors into three classes of directors, serving staggered three-year terms of office. Our board of directors has the exclusive power to fix the number of directors in each class. Directors designated as Class I directors have initial terms expiring at this Annual Meeting. Directors up for reelection at the Annual Meeting may be elected to a new three-year term expiring in 2025. Directors designated as Class II directors have initial terms expiring at our 2023 Annual Meeting of Stockholders. Directors up for reelection at our 2023 Annual Meeting of Stockholders will be elected to a new three-year term expiring in 2026. Directors designated as Class III directors have initial terms expiring at our 2024 Annual Meeting of Stockholders. Each director whose term expires at the 2024 Annual Meeting of Stockholders will be elected to a new three-year term expiring in 2027.

The three Class I director nominees up for election or reelection at this Annual Meeting are Mr. Dipan Patel, Mr. Neil Tolaney and Ms. Christine Wang. Mr. Patel and Ms. Wang each currently serve as Class I directors of the Company’s board. As previously disclosed, as part of a broader planned governance rotation on the Board, on March 9, 2022, the Board nominated Mr. Tolaney to serve as a Class I director upon his election by the stockholders at this Annual Meeting, and appointed Ms. Sivan Whiteley to serve as a Class II director, effective March 18, 2022, until the next election of Class II directors at the Company’s 2023 annual meeting of stockholders. In addition, Mr. David Yuan resigned from the Board effective March 18, 2022, and Mr. Khai Ha is not standing for re-election at this Annual Meeting. Messrs. Yuan and Ha each served on the Company’s board since 2018. We would like to extend our appreciation to Messrs. Yuan and Ha for their valuable contributions to the Company during their years of service on the board. Below is biographical and other information as of the record date with respect to our director nominees and continuing directors:

Name	Class	Director Since	Current Term Expires	Nominated for Term Expiring

Nominees:

Dipan Patel*	I	2014	2022	2025

Neil Tolaney*	I			2025

Christine Wang*	I	2019	2022	2025

Continuing Directors:

Dipanjan (“DJ”) Deb*	II	2018	2023

Brian Ruder*	II	2014	2023

Sivan Whiteley*	II	2022	2023

Elizabeth Hamren*	III	2021	2024

John Murphy†*	III	2021	2024

Jeffrey Stibel (Chairman)*	III	2014	2024

Dan Wernikoff	III	2019	2024

* Independent Director † Audit Committee Financial Expert

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	3

Board of Directors and Corporate Governance

NOMINEES FOR ELECTION TO A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Dipan Patel

PARTNER AT PERMIRA

Biography:

Dipan Patel serves as a partner at Permira, a leading global private equity firm, and has been with the firm since October 2009. He is Head of Global Consumer and serves on the Investment Committee and Executive Committee. Prior to that, Mr. Patel worked for The Gores Group LLC and Lehman Brothers Holdings Inc. Mr. Patel also serves on the boards of directors of Adevinta, ASA, a global online classifieds specialist company publicly-listed on the Oslo Stock Exchange, The Knot Worldwide, Boats Group, Axiom and Catawiki. Mr. Patel holds a B.A. in economics from the University of Cambridge.

Qualifications and Skills:

We believe that Mr. Patel’s experience with and knowledge of technology and media companies and his private equity background qualifies him to serve on our board of directors.

Director Since: 2014 Age: 39 Other Public Company Boards (current): • Adevinta, ASA Board Committees: • Compensation Committee

Neil Tolaney

GENERAL PARTNER AT TECHNOLOGY CROSSOVER VENTURES

Biography:

Neil Tolaney is a General Partner at Technology Crossover Ventures (“TCV”), a growth equity firm focused on investments in public and private technology companies. Mr. Tolaney first joined TCV in 2011 and served as Vice President, Growth Equity from 2011 to 2013, and rejoined in March 2020. Prior to rejoining TCV in 2020, Mr. Tolaney was a Deal Partner at Francisco Partners from 2016 to 2020 and Managing Director at PersonalizationMall.com from 2013 to 2016. Mr. Tolaney holds a B.A. in economics and political science, magna cum laude, from Yale University and an M.B.A. from Harvard Business School.

Qualifications and Skills:

We believe that Mr. Tolaney’s private equity expertise and his investing and operating experience in the consumer internet space qualifies him to serve on our board of directors.

Director Since: Nominee Age: 39 Other Public Company Boards (current): • None Board Committees: • None • Subject to his election, Mr. Tolaney is expected to serve on the Audit Committee

4	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Board of Directors and Corporate Governance

Christine Wang

PARTNER AT FRANCISCO PARTNERS

Biography:

Christine Wang serves as a partner at Francisco Partners Management, L.P. (“Francisco Partners”), a global investment firm specializing in partnering with technology and technology-enabled businesses, and has been with Francisco Partners since August 2015. Prior to joining Francisco Partners, Ms. Wang was an associate at Advent International where she evaluated investments in the business services, financial services, and technology sectors. Earlier in her career, she was an investment banker in the Financial Institutions Group at J.P. Morgan. Ms. Wang also serves on the board of directors of a number of privately held technology companies. Ms. Wang holds a B.A. in economics and East Asian languages and cultures from Columbia University and an M.B.A. from the Stanford Graduate School of Business.

Qualifications and Skills:

We believe that Ms. Wang’s private equity expertise combined with her experience serving on the boards of directors of privately held companies qualifies her to serve on our board of directors.

Director Since: 2019 Age: 35 Other Public Company Boards (current): • None Board Committees: • Audit Committee • Compensation Committee • Nominating and Corporate Governance Committee

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Dipanjan (“DJ”) Deb

CO-FOUNDER AND CHIEF EXECUTIVE OFFICER OF FRANCISCO PARTNERS

Biography:

Dipanjan (“DJ”) Deb is a co-founder and Chief Executive Officer of Francisco Partners, and has served at Francisco Partners since September 2005. Mr. Deb has also served as a Partner of Francisco Partners since its founding in August 1999. Prior to founding Francisco Partners, Mr. Deb was a principal at TPG Capital, a private equity firm, a Director of Semiconductor Banking at Robertson, Stephens & Company and a management consultant at McKinsey & Company. Mr. Deb serves on the board of directors and as a member of the compensation committee of the board of GoodRx Holdings, Inc. (Nasdaq). He has previously served on the board of directors of other public companies, including most recently Ichor Systems, Inc. from February 2012 to May 2018. He currently also serves on the board of directors of several private companies. Mr. Deb holds a B.S. in Electrical Engineering and Computer Science from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.

Qualifications and Skills:

We believe that Mr. Deb’s private equity expertise combined with his experience serving on the boards of directors of both publicly and privately held companies qualifies him to serve on our board of directors.

Director Since: 2018 Age: 52 Other Public Company Boards (current): • GoodRx Holdings, Inc. Board Committees: • Compensation Committee (Chair)

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	5

Board of Directors and Corporate Governance

Brian Ruder

PARTNER AT PERMIRA

Biography:

Brian Ruder has served as a partner at Permira since November 2008 and co-heads Permira’s technology investing sector, sits on the firm’s Executive Committee, and is co-chair of the Permira Investment Committee. Prior to Permira, Mr. Ruder was a partner at Francisco Partners and previously worked at Hellman & Friedman and Morgan Stanley. Mr. Ruder serves on the board of directors of Informatica Inc. (NYSE). Mr. Ruder holds a B.A. in philosophy with mathematics from Harvard College and an M.B.A. from Harvard Business School.

Qualifications and Skills:

We believe that Mr. Ruder’s financial and investment expertise along with his knowledge of the technology industry qualifies him to serve on our board of directors.

Director Since: 2014 Age: 49 Other Public Company Boards (current): • Informatica Inc. Board Committees: • Nominating and Corporate Governance Committee (Chair)

Sivan Whiteley

CHIEF LEGAL OFFICER AND CORPORATE SECRETARY AT BLOCK, INC.

Biography:

Sivan Whiteley joined Block, Inc. (formerly Square, Inc.) in March 2013 and has served as Chief Legal Officer and Corporate Secretary since December 2021. She oversees a worldwide team responsible for the company’s legal, regulatory, public policy & communications, compliance, and security operations. Block, an ecosystem of businesses united by their purpose of economic empowerment, is made up of Square, Cash App, TBD, Spiral, and TIDAL. Prior to assuming her current role, Ms. Whiteley served first as a legal Director, then Block’s Associate General Counsel, as well as its General Counsel and Corporate Secretary from March 2018 to November 2021. Prior to joining Block, Ms. Whiteley served as Associate General Counsel at Better Place, Inc., as Commercial and Product Counsel at eBay Inc., and was a litigator at Bingham McCutchen LLC. Ms. Whiteley holds a B.A., magna cum laude, in Political Science from the University of California, San Diego, and a J.D., cum laude, from Harvard Law School.

Qualifications and Skills:

We believe that Ms. Whiteley’s vast experience with legal, regulatory and compliance and her work with small business providers, as well as her experience with governance in her role as Chief Legal Officer at Block qualifies her to serve on our board.

Director Since: 2022 Age: 45 Other Public Company Boards (current): • None Board Committees: • None

6	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Board of Directors and Corporate Governance

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Elizabeth (Liz) Hamren

CHIEF OPERATING OFFICER OF DISCORD INC.

Biography:

Elizabeth (Liz) Hamren has served as Chief Operating Officer of Discord Inc., a private company providing voice, video and text communication services, since December 2021. Prior to joining Discord, Ms. Hamren was Corporate Vice President for Gaming Experience & Platforms at Microsoft Corp. from May 2018 to December 2021, where she ran product and engineering for Xbox’s consumer products and services including Game Pass, all Xbox hardware and platform software, and PC experience, and as Corporate Vice President, Devices at Microsoft from March 2017 to April 2018. Prior to joining Microsoft, Ms. Hamren was Head of Global Marketing and Sales for Oculus at Meta Platforms, Inc. (formerly Facebook, Inc.) from August 2015 to March 2017, and was Vice President of Marketing at Dropcom from November 2012 to October 2014. She has previously held executive roles at Plantronics, Jawbone, and OQO, Inc. Ms. Hamren serves on the board of directors and as a member of the compensation committee and the cybersecurity and data privacy committee of Hasbro, Inc. Ms. Hamren holds a BSE in civil engineering and operations research from Princeton University and an M.B.A. from Harvard Business School.

Qualifications and Skills:

We believe Ms. Hamren’s executive leadership experience in digital products and marketing, along with her knowledge of the technology industry and the small business segment, qualifies her to serve on our board of directors.

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Director Since: 2021 Age: 50 Other Public Company Boards (current): • Hasbro, Inc. Board Committees: • None

John Murphy

FORMER EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF ADOBE, INC.

Biography:

John Murphy served as the Executive Vice President and Chief Financial Officer of Adobe, Inc., from April 2018 until October 2021, and served as Adobe’s Senior Vice President, Chief Accounting Officer and Corporate Controller from March 2017 until April 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 to August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV he worked at several global companies, including Experian, Nestle, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. Mr. Murphy currently serves on the board of directors and as chair of the audit committee of Pure Storage, Inc. (NYSE). He served as Director of DirecTV Holdings LLC from November 2007 until August 2014. Mr. Murphy serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California. He holds an M.B.A. from the Marshall School of Business at the University of Southern California, and a B.S. in Accounting from Fordham University.

Qualifications and Skills:

We believe that Mr. Murphy’s extensive experience in finance and accounting, as well as his background in the technology sector, qualifies him to serve on our board of directors.

Director Since: 2021 Age: 53 Other Public Company Boards (current): • Pure Storage, Inc. Board Committees: • Audit Committee (Chair) • Nominating and Corporate Governance Committee

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	7

Board of Directors and Corporate Governance

Jeffrey Stibel

PARTNER OF BRYANT STIBEL & COMPANY

Biography:

Jeffrey Stibel has served as Chairman of our Board since October 2018. Mr. Stibel has been a partner of Bryant Stibel & Company, an investment and strategic advisory platform since January 2013. Mr. Stibel also serves as a member of the board of directors of a number of privately held companies and non-profit entities. He is also a USA Today columnist and author of The New York Times bestseller Breakpoint (Macmillan: 2013) and Wired for Thought (Harvard Business Press: 2009). Mr. Stibel served as the President, Chief Executive Officer and Chairman of the Dun & Bradstreet Credibility Corporation from July 2010 to July 2015, and as Vice Chairman of Dun & Bradstreet Corporation (NYSE) from July 2015 to March 2018. Prior to that, Mr. Stibel was President and Chief Executive Officer of Web.com, Inc. (Nasdaq). From December 2006 to January 2019, Mr. Stibel served as a member of the board of directors of AutoWeb, Inc. (Nasdaq). He holds a B.S. in psychology, philosophy, and cognitive science from Tufts University and an M.Sc. in cognitive science from Brown University, where he was the recipient of a Brain and Behavior Fellowship while studying for a Ph.D. Mr. Stibel also received an honorary doctorate of business from Pepperdine University.

Qualifications and Skills:

We believe that Mr. Stibel’s experience as an executive officer of various online technology companies combined with his experience serving on the boards of directors of multiple public companies qualifies him to serve on our board of directors.

Chairman of the Board Director Since: 2014 Age: 48 Other Public Company Boards (current): • None Board Committees: • None

Dan Wernikoff

CHIEF EXECUTIVE OFFICER OF LEGALZOOM

Biography:

Dan Wernikoff has served as our Chief Executive Officer since October 2019. From March 2019 to August 2019, Mr. Wernikoff served as a Venture Partner at TCV. From 2003 to October 2018, Mr. Wernikoff held various general manager roles at Intuit Inc., most recently serving as Executive Vice President and General Manager of Intuit’s Consumer Tax Group from May 2016 to May 2018. Before that role he was the General Manager of the Small Business Group from May 2014 to May 2016. He also served as the General Manager of QuickBooks from August 2010 to May 2014. Prior to his various general manager roles, Mr. Wernikoff held various product and marketing leadership positions while at Intuit. Mr. Wernikoff holds a B.S. in Finance from Miami University, and an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh.

Qualifications and Skills:

We believe that Mr. Wernikoff’s extensive knowledge of our company as Chief Executive Officer, his management background and experience in the online technology industry qualifies him to serve on our board of directors.

Director Since: 2019 Age: 50 Other Public Company Boards (current): • None Board Committees: • None

8	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Board of Directors and Corporate Governance

Board Qualifications and Diversity

Our board determines the appropriate characteristics, skills and experience for the board as a whole and for its individual members. The Nominating and Corporate Governance Committee periodically reviews, and recommends to our board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. When considering director nominees, including incumbent directors for reelection, the Nominating and Corporate Governance Committee uses the criteria approved by the board. The board reviews candidates for director nomination in the context of the current composition of the board, the Company’s operating requirements and the long-term interests of the Company’s stockholders. In 2021, the Company engaged Russell Reynolds, a third-party director search firm, to identify and evaluate potential director candidates based on the criteria and principles described below.

The board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and the ability to understand the Company’s industry and business. In considering candidates recommended by the Nominating and Corporate Governance Committee, the board also considers other factors, such as:

•	possessing relevant expertise upon which to be able to offer advice and guidance to management;

•	having sufficient time to devote to the affairs of the Company;

•	demonstrating excellence in his or her field;

•	having the ability to exercise sound business judgment;

•	experience as a board member or executive officer of another publicly held company;

•	having a diverse personal background, perspective and experience; and

•	and having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Company endeavors to have a board representing diverse backgrounds and a wide range of professional experience in areas that are relevant to the Company’s business and its status as a public company. Accordingly, the board is committed to seeking out highly qualified candidates of diverse gender and race, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age, sexual orientation, and other demographics. The board also assesses its effectiveness in balancing these considerations as part of the annual board self-evaluation process. We believe our board is well positioned to provide effective oversight and strategic advice to our management.

The following chart sets forth the board diversity information required by Nasdaq for our directors:

Board Diversity Matrix (As of April 28, 2022)

Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	7	-	-

Part II: Demographic Background

African American or Black	-	-	-	-

Alaskan Native or Native American	-	-	-	-

Asian	1	3	-	-

Hispanic or Latinx	-	-	-	-

Native Hawaiian or Pacific Islander	-	-	-	-

White	2	4	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQIA+	1

Did Not Disclose Demographic Background	-

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	9

Board of Directors and Corporate Governance

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that all of our current directors except Mr. Wernikoff, our Chief Executive Officer, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing requirements of The Nasdaq Stock Market LLC. In addition, the board determined that Mr. Ha and Mr. Yuan were independent during the period in 2021 during which they served on the board. Mr. Yuan resigned from the board effective March 18, 2022 and Mr. Ha is not standing for re-election at this Annual Meeting. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director.

Director Nomination Rights

In June 2021 in connection with the Company’s initial public offering ( “IPO”), we entered into a director nomination agreement (the “Director Nomination Agreement”) with each of (i) LucasZoom, LLC (collectively with its affiliated investment entities, “Permira”) and (ii) FPLZ I, L.P. and FPLZ II, L.P. (together with FPLZ I, L.P. and their affiliated investment entities, “FP”, and together with Permira, the “Lead Sponsors”) to provide certain rights with respect to their ability to designate members of our board of directors (the “Sponsor Designees”).

Pursuant to the Director Nomination Agreement, we have the obligation to support the nomination of, and to cause our board of directors to include in the slate of nominees recommended to our stockholders for election, a number of designees equal to at least: (i) two individuals for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO and (ii) one individual for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 25% but less than 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO.

The nomination of each Sponsor Designee is subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Sponsor Designee is qualified to serve as a member of our board of directors under applicable laws, the rules of the Nasdaq Stock Market LLC, our amended and restated bylaws and any of our company policies. If a Sponsor Designee resigns from his or her seat on our board of directors or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another Sponsor Designee of the applicable Lead Sponsor as soon as reasonably practicable, subject to compliance with applicable laws, rules and regulations.

Mr. Deb, Mr. Patel, Mr. Ruder and Ms. Wang were nominated as Sponsor Designees following the completion of the IPO.

Procedures for Recommending Individuals to Serve as Directors

The Nominating and Corporate Governance Committee also considers director candidates recommended by LegalZoom’s stockholders. Any stockholder who wishes to propose director nominees for consideration by our Nominating and Corporate Governance Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by sending each proposed nominee’s name and a description of his or her qualifications for board membership to the chair of the Nominating and Corporate Governance Committee by sending an email to investor@legalzoom.com or in writing, c/o our General Counsel & Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our amended and restated bylaws (“bylaws”) (which can be provided free of charge upon request by writing to our General Counsel and Secretary at the address listed above). The Nominating and Corporate Governance Committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates other director nominees.

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Board of Directors and Corporate Governance

Board Leadership Structure

Currently, the roles of board chair and Chief Executive Officer are separated, and our board chairperson is independent. Our board exercises its judgment in combining or separating the roles of chairperson of the board and Chief Executive Officer in the manner that it determines to be in the best interests of the Company and its stockholders and in accordance with the Company’s stockholder agreements. Our corporate governance guidelines provide that if the chairperson of the board is a member of management or does not otherwise qualify as independent, the independent directors of the board may elect a lead independent director. If any such lead independent director is elected, his or her responsibilities include, but are not limited to: presiding over all meetings of the board of directors at which the chairperson is not present, including any executive sessions of the independent directors; acting as the liaison between the independent directors and the chief executive officer and chairperson of the board of directors; and such additional duties as our board of directors may otherwise delegate. Because our chairperson is independent, the board has not elected a lead independent director at this time. Our corporate governance guidelines further provide the flexibility for our board of directors to modify our leadership structure in the future, as it deems appropriate.

The board believes that its current leadership structure, in which the roles of chairperson and Chief Executive Officer are separated, best serves the board’s ability to carry out its roles and responsibilities on behalf of our stockholders. The board believes this structure provides an effective balance between strong company leadership and oversight by independent directors, by enabling our Chief Executive Officer to focus on our business strategy and operations, while leveraging our independent chairperson’s experience and allowing the chairperson to focus on governance of our board. The board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its stockholders.

Executive Sessions

In order to promote open discussion among independent directors, our board holds executive sessions of independent directors at least quarterly, which sessions are chaired by our independent board chairperson.

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Board of Directors and Corporate Governance

Committees of the Board of Directors

Our board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees are each described below. Each of our board’s committees acts under a written charter, which was adopted and approved by our board of directors. Copies of the committees’ charters are available on our website at https://investors.legalzoom.com/corporate-governance/documents-charters.

Audit Committee

Our audit committee currently consists of Mr. Murphy, Mr. Ha and Ms. Wang. Our board of directors has determined that each of Mr. Murphy, Mr. Ha and Ms. Wang satisfies the independence requirements under The Nasdaq Stock Market LLC listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Mr. Murphy, who our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The principal duties and responsibilities of our audit committee include, among other things:

• selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

• helping to ensure the independence and performance of the independent registered public accounting firm;

• helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;

• discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

• developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

• reviewing our policies on risk assessment and risk management;

• reviewing related party transactions;

• obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

• approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Chair: Mr. Murphy Additional Members Mr. Ha Ms. Wang

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Board of Directors and Corporate Governance

Compensation Committee

Our compensation committee consists of Mr. Deb, Mr. Patel and Ms. Wang. The chair of our compensation committee is Mr. Deb. Our board of directors has determined that each of Mr. Deb, Mr. Patel and Ms. Wang is independent under The Nasdaq Stock Market LLC listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The principal duties and responsibilities of our compensation committee include, among other things:

• evaluating and approving the CEO terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans);

• evaluating and approving executive officer terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans), with the assistance of the CEO;

• periodically reviewing CEO and executive officer (with assistance from the CEO) goals and performance, and approving cash incentive pay, base pay adjustments and equity refreshes according to performance;

• reviewing and approving corporate performance goals and incentives;

• reviewing and approving, or recommending that our board of directors approve, equity plans and policies or other non-cash incentive compensation;

• evaluating and reviewing our executive talent management programs and periodically reviewing succession plans for the executive officers;

• reviewing and recommending to our board the compensation of our directors;

• selecting and retaining compensation consultants and outside service providers and advisors;

• reviewing overall philosophies, practices and policies of employee compensation as they relate to risk management and risk-taking incentives; and

• evaluating the efficacy of the Company’s compensation policy and strategy in achieving gender and racial pay parity, positive social impact and attracting and retaining a diverse workforce.

Chair: Mr. Deb Additional Members Mr. Patel Ms. Wang

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Ruder, Mr. Ha, Mr. Murphy and Ms. Wang. The chair of our nominating and corporate governance committee is Mr. Ruder. Our board of directors has determined that each of Mr. Ruder, Mr. Ha, Mr. Murphy and Ms. Wang is independent under The Nasdaq Stock Market LLC listing standards.

The nominating and corporate governance committee’s responsibilities include, among other things:

• identifying, evaluating, and selecting, or recommending that our board of directors approve, nominees for election to our board of directors and its committees;

• approving the retention of director search firms;

• considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

• overseeing the annual evaluation the performance of our board of directors and the board’s committees;

• evaluating the adequacy of our corporate governance practices and reporting; and

• overseeing the Company’s ESG activities.

Chair: Mr. Ruder Additional Members Mr. Ha Mr. Murphy Ms. Wang

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Board of Directors and Corporate Governance

Committee Meetings and Attendance

Our IPO closed on July 2, 2021. During the year ended December 31, 2021, following the IPO our board of directors held two meetings; our Audit Committee held four meetings; our Compensation Committee held two meetings; and our Nominating and Governance Committee held no formal meetings, though it held regular briefing calls to discuss director recruitment matters. Except for Mr. Deb, each of our incumbent directors attended at least 75% of the meetings of our board of directors and the respective committees of which he or she was a member held during the period such incumbent director was a director during the year ended December 31, 2021. Mr. Deb attended 100% of the meetings of our board of directors and 50% of the meetings of the compensation committee held during the period he was a director and member of the committee. In addition, directors are expected to attend the Annual Meeting absent unusual circumstances. The Company did not hold an Annual Meeting of Stockholders during 2021 because none of our stock was publicly traded prior to the IPO, and directors were re-elected by written consent in accordance with Delaware law.

Risk Oversight

A core responsibility of our board is to oversee the management of major risks facing the Company and the establishment and maintenance of processes and controls to manage these risks and maintain the integrity of the Company and promote its long-term success. In general, management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity, data privacy and financial risks, while our board, as a whole and through its committees, is responsible for the oversight of our risk management framework. Consistent with this approach, the Company has established a management-level enterprise risk management committee (the “ERM Committee”), which is led by senior executives and chaired by our General Counsel, that meets monthly and is responsible for establishing and maintaining the Company’s enterprise wide risk management framework and identifying, managing and mitigating risks in all areas of the Company’s business, including but not limited to information security and cybersecurity, data privacy, competition and regulation.

The Audit Committee reviews and discusses with the Chair of the ERM Committee and our independent auditors on a quarterly basis the Company’s ERM framework, the Company’s processes and policies on risk identification, management and assessment of risk, and the steps taken by management to monitor, mitigate or otherwise control risk exposures and to identify future risks. In addition, members of the ERM Committee and our Director of Information Security report regularly to the Audit Committee regarding cybersecurity and data privacy risk management processes and activities, and on the adequacy and effectiveness of the Company’s information security policies and practices and internal controls regarding information security. Other areas of focus for the Audit Committee include the Company’s policies and other matters relating to the Company’s investments, cash management and foreign exchange management, and major financial risk exposures. Our Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions.

Our Compensation Committee has responsibility to review the risks arising from our compensation policies and practices applicable to all employees and evaluate policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee has responsibility to review risks relating to our corporate governance practices. These committees provide regular reports on our risk management practices to our full board, as necessary. Our board believes that the Company’s current leadership structure supports its risk oversight function.

Environmental, Social and Governance and Human Capital Management

We believe everyone should have access to legal help when they need it, and take seriously the responsibility that comes with our mission of democratizing law. As such, our commitment to environmental, social and governance (“ESG”) matters and our people-first focus is embedded in our culture and serves as a guide to how we do business and create long-term value. At the board level, our Nominating and Corporate Governance Committee has overall responsibility for overseeing the Company’s ESG activities in coordination with other committees and the full board, as appropriate. To further strengthen oversight of ESG, in 2022, management plans to establish a cross-functional management-level steering committee led by senior executives and chaired by our General Counsel, to meet regularly to guide the Company’s ESG initiatives and which will report regularly

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Board of Directors and Corporate Governance

to the Nominating and Governance Committee. The Compensation Committee has overall responsibility for human capital management related matters, including evaluating the efficacy of the Company’s compensation policy and strategy in achieving gender pay parity, positive social impact and attracting a diverse workforce.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE

According to the Center for American Progress, 40-60% of the middle class have legal needs that go unmet, which contributes to economic and entrepreneurial inequality, especially in under-represented communities. The cost and complexity of legal assistance is daunting for many without the financial means and legal training. In the early 2000s, we set out to make legal resources more accessible and disrupt an industry many believed couldn’t be disrupted given the rules and regulations of the legal system. We built a platform of technology and people to demystify and simplify complicated processes, creating user-friendly and cost-effective experiences for our customers while keeping their data and privacy top-of-mind. We are committed to continuing to work so that anyone with a dream can protect their business, family and creative work by accessing our small business, compliance, estate planning, tax, and intellectual property products.

Social Impact

We believe that we also have a responsibility to serve those who do not have access to legal services because of who they are, who they love, where they live, the color of their skin, or their economic status. While the inherent nature of our business opens up new opportunity for many who may not have had it otherwise, we aim to do more to empower under-represented communities. Our social impact efforts involve partnerships with two nonprofits, Accion Opportunity Fund and Defy Ventures, both of which support and further small business ownerships in under-

We committed $6M in grants and services to small business owners in under-represented communities represented communities. By helping to fund their programs, we are able to help further economic growth in the small business community, focusing on people of color, women, immigrants, and formerly incarcerated individuals. We also fund a scholarship at University of Southern California’s Brittingham Social Enterprise Lab, which is the only social impact master’s program in the country. And Finally, in the fall of 2021, we announced a multi-year deal with the National Basketball Association, or NBA, Women’s National Basketball Association, or WNBA, and NBA G League in a first-of-its-kind partnership rooted in social impact. We committed $6 million in grants and services to small business owners in under-represented communities. In our first cycle, we had over 11,000 applicants, of which 84% identified as people of color, 54% women, and 58% reported a revenue of $50,000 or less. We expect the remaining cycles to have similar numbers.

Finally, in November 2021, we launched our first, global inaugural impact week—a full week of service for our employees to participate in dedicated to education, volunteering activities, and giving campaigns to the initiatives and causes that our employees care most about.

Environmental and Sustainability

Aside from our social initiatives, we also find environmental issues to be important. We are committed to clean, renewable energy. In our Austin, Texas office, we have installed a 520 kW solar electric system. This produces 756,000 kWh of energy per year. The environmental impact amounts to an annual reduction of 1,180,000 pounds, or 536 tons of carbon dioxide emissions, an environmental benefit equivalent to planting 8,000 carbon-sequestering trees.

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Data Security and Privacy

Data security and privacy is also important to our operations. We strive to meet or exceed expectations with respect to maintaining the confidentiality of the information in our possession. Our customers and employees trust us with their most sensitive information, including business plans, intellectual property, tax information, and the intimate details of their personal documents, for example wills. To help ensure the security of this data, we have implemented security practices that maintain physical, technical and administrative safeguards. We also conduct regular risk assessments to evaluate the effectiveness of our program to help ensure that we are continuing to expand and adapt to a changing threat landscape.

We are equally committed to protecting our customers’ privacy. As part of this commitment, we have adopted data stewardship principles that inform our partnerships with third parties and other data sharing arrangements. These principles, which are based on principles of transparency and consent, align with our commitment to never sell our customers’ data. We conduct robust privacy reviews of our vendors for new or modified internal processes. Finally, despite the invalidation of Privacy Shield, we have opted to continue to participate in third-party audits of our privacy practices to help supplement our internal privacy program activities.

HUMAN CAPITAL MANAGEMENT

At LegalZoom, one of our core values is people first. By that, we not only mean caring for and protecting the millions of customers we have served since inception, but also welcoming and supporting our employees by fostering an inclusive, flexible environment that focuses on the wellness of our employees, and investing in and rewarding high performance.

Diversity, Equity and Inclusion

Our social impact work goes beyond our external partnership efforts and support—it’s embedded in our culture and employee experience. 63% of our C-Suite identify as either female or a person of color, and we believe we are thriving when every voice is nurtured and heard. We have five employee networks today, including Pride Zoomer Alliance Network, Lift Every Voice

63% of our C-Suite identify as either female or a person of color

Black Network, Rise Up- Women’s Network, Women in Tech Network and LatinX Network, each with dedicated internal funding, executive sponsorship and a focus on supporting diversity equity and inclusion within and outside of LegalZoom. These networks have built internal mentorship and development programs, and contributed to their broader communities outside of LegalZoom through their initiatives.

Employee Wellness

We made an abrupt change in March 2020, in the face of the global COVID-19 pandemic, to move all of our non-essential workers to a remote, work-from-home environment. The primary drive for all decision-making in the face of the pandemic has been focused on employee wellness. We’ve remained agile to accommodate the ever-changing needs of our employees as well as the changing nature of the pandemic. In addition, during the pandemic, to support our employees we provided ten emergency paid sick days for employees to use if they have been impacted by COVID-19 in any way and provided paid transportation via ridesharing apps for essential workers who would normally take public transportation. In November 2021, we announced our first-ever wellness break as a new benefit to our US-based employees, providing them with a week of continuous paid-time off to focus on holistic wellness and what matters to them most. This was followed by an announcement and open enrollment of our new competitive benefits offerings for our U.S. workforce for 2022, including additional time off, increased LegalZoom premium contributions, including options for 100% employer-paid dental, medical, and vision, increased coverage, new fertility benefits, and expanded mental and physical wellness benefits.

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Board of Directors and Corporate Governance

Flexibility

In November 2021, we announced our long-term workplace model shift to Remote- First, positioning us as a best-in-class workplace that provides flexibility through remote work, attracting, and retaining top talent to build an inclusive, productive, and collaborative culture that supports our business goals. We’ve made numerous investments in our employees to accommodate this new remote environment, including providing an equipment allowance for home office needs.

In the fall of 2021 we made a long-term workplace model shift to Remote-First

High-performance Culture

Our primary compensation strategy is to promote a pay-for-performance culture. Our guiding principles are anchored on the goals of being able to attract, incentivize, and retain talented employees who can develop, implement, and drive long-term value creation strategies. We’ve designed our compensation program so that every U.S. based employee has a component of their compensation that is performance or incentive driven. We offer competitive compensation that we believe is aligned with the market and fair relative to our peers.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our corporate website at https://investors.legalzoom.com/corporate-governance/documents-charters. We intend to disclose on our website any future amendments of our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

Our board has adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our board of directors and its committees operate. These principles cover a number of areas, including the role of our board of directors, board composition and leadership structure, director independence, director selection, qualification and election, director compensation, executive sessions, CEO evaluation, succession planning, annual board assessments, board committees, director orientation and continuing education and others. A copy of our corporate governance guidelines is available on our website at https://investors.legalzoom.com/corporate-governance/documents-charters.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or on our compensation committee.

Prohibitions on Hedging and Pledging Transactions

Our Insider Trading Policy specifically prohibits our directors and officers and members of their immediate families and households and such persons’ controlled entities from engaging in short sales, transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities, and hedging transactions. Our Insider Trading Policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.

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Board of Directors and Corporate Governance

Communications with Directors

Stockholders and other interested parties who wish to communicate with our board or any individual director may send a written communication to the board or such director c/o LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203, Attn: Secretary. The Secretary will review each communication and will forward such communication to the board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations, or is unduly hostile, threatening or similarly inappropriate.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on our review of the copies of such filings and based on written representations, we believe that all reports required to be filed pursuant to Section 16(a) of the Exchange Act with respect to the year ending December 31, 2021 were filed with the SEC on a timely basis, except for the following: one Form 4 filing reporting a single transaction for Elizabeth Hamren, due to administrative difficulties. The form was subsequently filed with the SEC.

Non-Employee Director Compensation

Prior to our IPO, we did not maintain a formal compensation policy with respect to service on our board of directors. However, in 2021 prior to our IPO, we paid fees to certain of our non-employee directors for their service on our board of directors and reimbursed our non-employee directors for direct expenses incurred in connection with attending meetings of our board of directors or its committees.

ELIGIBLE DIRECTOR COMPENSATION POLICY

In June 2021, our board of directors approved our Eligible Director Compensation Policy (the “Policy”) which became effective upon the effectiveness of our IPO (the “Effective Date”). The Policy provides each member of our board of directors who is not also serving as our employee or as an employee of any of our subsidiaries and is not associated with or nominated by a private equity fund, venture capital fund or other entity that owned shares of our capital stock prior to the Effective Date, or each Eligible Director, with fixed annual cash retainer fees as well as long-term equity compensation awards for their service on the board of directors. Additional fixed annual cash retainer fees are paid to Eligible Directors for committee membership and chairperson service.

The Eligible Directors eligible to participate in the Policy are Liz Hamren, John Murphy and Sivan Whiteley.

Certain principal features of the compensation provided under the Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the Policy.

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Annual Cash Compensation

The annual cash compensation amounts set forth below are payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each quarter in which the service occurred. The first quarterly installment payable after the Effective Date to Eligible Directors in office as of the Effective Date was pro-rated for the partial quarter measured from the Effective Date to the last day of the quarter. Further, if an Eligible Director joins the board of directors or a committee thereof at a time other than effective as of the first day of a quarter, his or her first quarterly installment will be pro-rated based on days served in the applicable quarter. All annual cash fees are vested upon payment.

Annual Board Service Retainer

All Eligible Directors:	$35,000

Non-executive Chair (if any):	$85,000 (inclusive of Annual Board Service Retainer)

Lead Independent Director (if any):	$51,500 (in lieu of above)
Annual Committee Member (non-Chair) Service Retainer

Audit Committee:	$10,000

Compensation Committee:	$7,500

Nominating and Corporate Governance Committee:	$4,000
Annual Committee Chair Service Retainer (inclusive of Committee Member Service Retainer)

Audit Committee:	$20,000

Compensation Committee:	$15,000

Nominating and Corporate Governance Committee:	$8,000

Prior to the start of each year beginning after the Effective date, an Eligible Director may elect to receive 100% of his or her annual cash compensation for the next year as RSUs under our 2021 Equity Incentive Plan (the “2021 Plan”) or any successor equity plan for that number of shares equal to (a) the projected annual cash compensation for such Eligible Director for the year based on board of director and committee membership as of the first day of such year divided by (b) the average closing price of our common stock, as reported on the Nasdaq Stock Exchange, over the 30 calendar day period ending five calendar days before the date of grant (the “Share Price”). Any such RSU grant is referred to as the “Optional RSU Grant.” We reimburse all of our directors for their travel expenses incurred in attending meetings of our board of directors and/or its committees.

Equity Compensation

Without any further action of the board of directors, each person who was serving as an Eligible Director as of the Effective Date or who, after the Effective Date, is elected or appointed for the first time to be an Eligible Director will automatically, upon the Effective Date or the date of his or her initial election or appointment, as applicable, be granted an RSU for that number of shares of our common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such initial grant will vest in a series of equal annual installments on the first, second and third anniversary of the date of grant, provided in each case that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action of the board of directors, at the close of business on the date of each annual meeting of our stockholders (or, with respect to 2021, the Effective Date), each person who is then an Eligible Director will automatically be granted an RSU for that number of shares of common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action of the board of directors, each person who, after the Effective Date, is elected or appointed for the first time to be an Eligible Director on a date other than at an annual stockholder meeting will automatically, on the date of his or her initial election or appointment to be an Eligible Director, be granted an RSU for that number of shares of our common stock equal to (i) $200,000 multiplied by a fraction, the numerator of which is the number of days between such date of appointment or election and the next June 1, divided by

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Board of Directors and Corporate Governance

(ii) the Share Price, rounded down to the nearest whole share. Each such pro-rated annual grant will vest in a single installment on the earlier to occur of (a) the close of business on the day before our next annual meeting of stockholders and (b) the next June 1, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Notwithstanding the foregoing, for each Eligible Director in office as of immediately prior to the closing of a Change in Control (as defined in the 2021 Plan), his or her then-outstanding equity awards granted pursuant to the Policy will become fully vested immediately prior to the closing of such Change in Control.

2021 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding the compensation earned for service on our board of directors by our non-employee directors during 2021. Mr. Wernikoff also served on our board of directors, but did not receive any additional compensation for his service as a director and therefore is not included in the table below. The compensation for Mr. Wernikoff as an executive officer is set forth above under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Jeffrey Stibel(2)	37,500	—	—	37,500

Dipanjan “DJ” Deb	—	—	—	—

Khai Ha	—	—	—	—

Elizabeth Hamren	14,583	258,894	—	273,477

John Murphy	32,083	399,952	—	432,035

Dipan Patel	—	—	—	—

Brian Ruder	—	—	—	—

Rob Singer(3)	31,250	—	—	31,250

Christine Wang	—	—	—	—

David Yuan(3)	—	—	—	—

(1)

Amounts reflect the aggregate grant date fair value of time-vested restricted stock units granted to the directors during the year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Codification Standard Topic No. 718, Compensation—Stock Compensation (“ASC 718”). These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests. The following table provides information regarding the number of shares of common stock underlying stock options and restricted stock units granted to our non-employee directors that were outstanding as of December 31, 2021.

Name	Option Awards Outstanding at Year-End (#)		Stock Awards Outstanding at Year-End (#)

Jeffrey Stibel	75,696	(a)	—

Dipanjan “DJ” Deb	—		—

Khai Ha	—		—

Elizabeth Hamren	—		9,946

John Murphy	—		14,284

Dipan Patel	—		—

Brian Ruder	—		—

Rob Singer	—		—

Christine Wang	—		—

David Yuan	—		—

(a)	Includes an option to purchase 13,584 shares of common stock held by Bryant-Stibel Fund I, LLC.

(2)

Mr. Stibel was compensated for his service on our board of directors during 2021 prior to the effectiveness of our IPO. Following our IPO, Mr. Stibel did not receive any compensation for his service as a director as he was not eligible to receive compensation under our eligible director compensation policy.

(3)	Messrs. Singer and Yuan resigned from our board of directors on June 1, 2021 and March 18, 2022, respectively.

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PROPOSAL 1 –

ELECTION OF DIRECTORS

There are three Class I directors whose term of office expires at the Annual Meeting. Our Nominating and Corporate Governance Committee has recommended, and our board has approved, Mr. Dipan Patel, Mr. Neil Tolaney and Ms. Christine Wang as nominees for election as Class I directors at the Annual Meeting. If elected at the Annual Meeting, each nominee will serve until the 2025 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, retirement, disqualification or removal. Information concerning these nominees and other continuing directors appears under the “—Composition of the Board of Directors” above. Mr. Patel and Ms. Wang are currently directors and were each appointed to our board prior to our IPO. Mr. Tolaney was recommended by a Company stockholder, and on March 9, 2022, the board nominated him to serve as a Class I director upon his election by the stockholders at this Annual Meeting. Each nominee has consented to serve as a director, if elected, and we have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by our board, or alternatively, our board may leave a vacancy on our board or reduce the size of our board.

Each director is elected by a plurality of the votes cast. “Plurality” means that the three nominees who receive the largest number of votes cast “For” such nominees are elected as directors. Stockholders may vote “For” any or all of the nominees or “Withhold” with respect to any or all of the nominees named in this Proposal 1. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

OUR BOARD, UPON THE RECOMMENDATION OF OUR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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EXECUTIVE OFFICERS

The following individuals constitute our executive officers*:

Name	Age	Position

Dan Wernikoff	50	Chief Executive Officer and Director

Nicole Miller	38	General Counsel and Secretary

Rich Preece	46	Chief Operating Officer

Shrisha Radhakrishna	44	Chief Technology Officer and Chief Product Officer

Noel Watson	47	Chief Financial Officer

* As of the proxy filing date.

DAN WERNIKOFF

Dan Wernikoff has served as our Chief Executive Officer since October 2019. From March 2019 to August 2019, Mr. Wernikoff served as a Venture Partner at TCV. From 2003 to October 2018, Mr. Wernikoff held various general manager roles at Intuit Inc., most recently serving as Executive Vice President and General Manager of Intuit’s Consumer Tax Group from May 2016 to May 2018. Before that role he was the General Manager of the Small Business Group from May 2014 to May 2016. He also served as the General Manager of QuickBooks from August 2010 to May 2014. Prior to his various general manager roles, Mr. Wernikoff held various product and marketing leadership positions while at Intuit. Mr. Wernikoff holds a B.S. in Finance from Miami University, and an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh.

NICOLE MILLER

Nicole Miller has served as our General Counsel since June 2020, and as our Secretary since August 2020. From July 2014 to June 2020, Ms. Miller held various roles at The Honest Company, most recently serving as General Counsel. Prior to The Honest Company, an American consumer good company, Ms. Miller practiced corporate law at the law offices of Cooley LLP and Gibson Dunn & Crutcher LLP. Ms. Miller was a Senate Fellow in the California State Senate from October 2005 to September 2006. Since December 2021, Ms. Miller has served on the governing board of Defy Ventures, Inc. Ms. Miller holds a B.A. in humanities from Stanford University and a J.D. from the University of Texas School of Law.

RICH PREECE

Rich Preece has served as our Chief Operating Officer since December 2019. From 2002 to December 2019, Mr. Preece held various roles at Intuit, most recently serving as Senior Vice President and Head of Customer Success for the Small Business and Self-employed group from August 2019 to December 2019. Prior roles include Vice President and Global Accountant Segment Leader, and Vice President and Managing Director, Europe, Middle East, and Africa (EMEA). Mr. Preece holds a B.S. in Marketing from Bournemouth University.

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Executive Officers

SHRISHA RADHAKRISHNA

Shrisha Radhakrishna has served as our Chief Technology Officer since August 2020 and Chief Product Officer since October 2021. From April 2009 to August 2020, Mr. Radhakrishna held various roles at Intuit, most recently serving as Vice President of Product Development from August 2016 to August 2020. Prior to Intuit, Mr. Radhakrishna served as Director of Engineering at BooRah, Inc. Mr. Radhakrishna holds a B.Eng. degree in Information Science from Bangalore University and an M.B.A. from the Kellogg School of Management at Northwestern University.

NOEL WATSON

Noel Watson has served as our Chief Financial Officer since November 2020. From June 2019 to November 2020, Mr. Watson served as Chief Financial Officer at TrueCar, Inc. From April 2006 to June 2019, Mr. Watson served in various roles at TripAdvisor, Inc., including as Vice President Finance and Chief Accounting Officer. Since July 2020, Mr. Watson has served on Zynga’s Board of Directors. Mr. Watson holds a B.S. in accounting from Bryant University.

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 EXECUTIVE COMPENSATION TABLES AND NARRATIVE

We are providing compensation disclosure that satisfies the scaled disclosure requirements applicable to Emerging Growth Companies (“EGCs”), as defined in the Jumpstart our Business Startups (JOBS) Act. As an EGC, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

Summary Compensation Table

The following table sets forth the compensation earned during 2021 by our principal executive officer and our next two most highly compensated executive officers who served in such capacities at December 31, 2021, who collectively comprise our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)

Dan Wernikoff	2021	649,616	—	3,249,988	14,773,725	187,500	—		18,860,829
Chief Executive Officer and Director	2020	800,000	250,000	—	3,401,916	—	—		4,451,916

Rich Preece	2021	301,154	—	6,517,233	24,378,652	300,000	6,577	(5)	31,503,616
Chief Operating Officer

Noel Watson	2021	451,731	—	14,228,700	14,484,101	275,000	6,670	(5)	29,446,202
Chief Financial Officer	2020	57,115	300,000	5,000,000	—	—	—		5,357,115

(1)	Salary amounts represent actual amounts earned during 2021. See the section titled “Annual base salary” below.
(2)

Amounts reported represent the aggregate grant-date fair value of restricted stock unit awards granted to our named executive officers during 2021 under our 2016 Stock Incentive Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the stock-based awards reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. Amounts reported also include the incremental fair value related to modifications of stock awards granted in prior years. See the section titled “2021 Equity Award Modifications” below. The grant-date fair values of the restricted stock unit awards granted in 2021, excluding any incremental fair value related to modifications of restricted stock unit awards granted in prior years, to Messrs. Wernikoff, Preece and Watson were $3,249,988, $1,999,984 and $1,244,992, respectively. The amounts in this column do not reflect the actual economic value that may be realized by the named executive officer.

(3)

Amounts reported represent the aggregate grant-date fair value of stock option awards granted to our named executive officers during 2021 under our 2016 Stock Incentive Plan, computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the stock options reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. Amounts reported also include the incremental fair value related to modifications of stock option awards granted in prior years. See the section titled “2021 Equity Award Modifications” below. The grant-date fair values of the stock options granted in 2021, excluding any incremental fair value related to modifications of stock option awards granted in prior years, to Messrs. Wernikoff, Preece and Watson were $3,418,285, $2,103,555 and $1,309,465, respectively. The amounts in this column do not reflect the actual economic value that may be realized by the named executive officer.

(4)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the cash bonus amounts paid to our named executive officers for the years indicated pursuant to the 2021 Plan.
(5)	Reflects the value of 401(k) contributions made by the Company.

Narrative to the Summary Compensation Table

Our board of directors reviews compensation annually for our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, company and individual performance compared to our expectations and objectives, the historical compensation levels of our executives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company.

Prior to our IPO, our board of directors determined our executive officers’ compensation and has typically reviewed and discussed management’s proposed compensation with our chief executive officer for all

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Executive Compensation Tables and Narrative

executives other than our chief executive officer. Based on those discussions and its discretion, our full board of directors would then review the compensation of each executive officer. Upon the completion of our IPO, the compensation committee became responsible for determining our executive officers’ compensation and follows this process, but the compensation committee itself, rather than our board of directors, approves the compensation of each executive officer.

ANNUAL BASE SALARY

Base salaries for our executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities and performance relative to individual, team and company goals and objectives. The 2021 base salary for each of our named executive officers is as follows:

Name	Base Salary

Dan Wernikoff	$500,000	(1)

Rich Preece	$300,000

Noel Watson	$450,000

(1)

Mr. Wernikoff’s salary was reduced from $800,000 to $500,000 effective July 2, 2021. Prior to such date, Mr. Wenikoff was not contractually entitled to receive an annual performance-based bonus. His base salary was reduced in connection with his becoming eligible to participate in our annual bonus plan, and his target bonus opportunity was set at 75% of base salary.

ANNUAL BONUS PLAN

During 2021, our named executive officers were eligible to receive an annual incentive bonus determined as a percentage of base salary. For 2021, the target award opportunity was 75% of base salary for Mr. Wernikoff and 50% of base salary for each of the other named executive officers.

The overall incentive bonus was based upon the achievement of two factors:

1)    Pre-established corporate performance goals (weighted 75%): For 2021, this was year-over-year growth percentage of net bookings (weighted 75%) and CEBITDA (Adjusted EBITDA + change in deferred revenue) (weighted 25%). The below chart shows the target corporate goals and actual achievement levels:

Goal	Weight	Achievement (as a % of Target)

YoY Growth % of Net Bookings	75%	92%

CEBITDA (Adjusted EBITDA + change in deferred revenue)(1)	25%	66%

(1)	For purposes of our annual bonus plan, Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

2)    Evaluation of individual performance (weighted 25%).

Performance was measured at year-end and the compensation committee determined that although the corporate goals were achieved below the target level, overall company performance relative to our long-term goals was strong as was individual performance for each of the named executives. The 25% individual portion included recognition of the IPO success, internal leadership and year-over-year revenue growth for Mr. Wernikoff and Mr. Watson, and included recognition of the increased workload and establishment of a new business line for Mr. Preece. As a result, the compensation committee decided to award bonuses equal to $187,500, $300,000 and $275,000 for each of Messrs. Wernikoff, Preece and Watson, respectively.

EQUITY-BASED INCENTIVE AWARDS

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees, directors and consultants, including our named executive officers. At December 31, 2021, stock option awards and RSU awards were the only forms of equity awards we granted to our named executive officers.

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Executive Compensation Tables and Narrative

We have historically used stock options as an incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock on the date of grant. However, more recently, we have used a combination of RSU awards and stock options to diversify the equity compensation we use to incentivize and deliver value to our named executive officers. Our Compensation Committee generally grants equity awards following our annual review process in the spring, or as the Committee otherwise deems appropriate.

IPO GRANTS

In June 2021, we granted certain of our executives, including each of our named executive officers, restricted stock units under our 2016 Plan that were effective upon the completion of our IPO. Messrs. Wernikoff, Preece and Watson each received the following number of restricted stock units: 116,071, 71,428, and 44,464, respectively, with grant date fair values of approximately $3.2 million, $2.0 million and $1.2 million, respectively (the “IPO RSUs”). In addition, we also granted certain of our executives, including each of our named executive officers, options to purchase a number of shares of common stock, or IPO Options, under our 2016 Plan, in each case with a per share exercise price equal to the IPO price of $28.00. The number of IPO Options was equal to 2.5 times the number of IPO RSUs (collectively, the “IPO Grants”). The IPO Grants each vest over a four-year period, with 25% of the shares underlying the applicable IPO Grant vesting on August 15, 2022 and the remainder of the applicable IPO Grant vesting in 12 equal quarterly installments thereafter, in each case subject to the executive’s continued service with us through each vesting date.

2021 EQUITY AWARD MODIFICATIONS

In addition, in June 2021, in anticipation of our IPO and to provide an additional retention incentive for our named executive officers (“NEOs”), we modified the vesting conditions of certain stock options and restricted stock units granted to the NEOs in prior years. With respect to the modification of performance stock options, this was done so that they would not fully vest upon a liquidity event (which, in the case of Messrs. Preece and Watson, included our initial public offering) and instead continue to vest monthly over a four-year period measured from their original vesting commencement dates, subject to continued employment through the applicable vesting dates. The incremental stock-based compensation expense as a result of the modification for Mr. Wernikoff’s performance options, which is required to be reported in the Summary Compensation Table for 2021 in accordance with applicable SEC rules, was measured using a Monte Carlo simulation immediately prior to the modification date and a Black-Scholes Option Pricing Model immediately after the modification date. Upon completion of our IPO, we recognized stock-based compensation expense for the modified performance option for which the service vesting condition had been satisfied through the effective date of the IPO and all remaining compensation is recognized thereafter over the remaining service period using the graded vesting method. With respect to the modified options for Messrs. Preece and Watson, because the modified awards contained a performance condition that was satisfied upon the IPO, we remeasured the fair value of the performance options on the date of modification, also resulting in incremental fair value that is required to be reported in the Summary Compensation Table for 2021 in accordance with applicable SEC rules. With respect to the time-based options, modifications were made to eliminate certain single-trigger change in control vesting and did not result in any incremental stock-based compensation that is required to be reported in the Summary Compensation Table. With respect to the restricted stock units, modifications were made to amend the severance vesting acceleration benefit applicable to the award so that the executive is only entitled to 12 months of accelerated vesting in the event of a qualifying termination not in connection with a change in control (as opposed to full acceleration) and the executive is only entitled to full acceleration in the event of a qualifying termination of employment that occurs on or within 24 months of a change in control.

The modifications to the restricted stock units also resulted in incremental stock-based compensation expense that is required to be reported in the Summary Compensation Table for 2021 in accordance with applicable SEC rules. For Messrs. Wernikoff, Preece and Watson, the incremental fair value reported in the Option Awards column of the Summary Compensation Table as a result of the pre-IPO award modifications that were made at the time of our IPO is $11,355,440, $22,275,097, and $13,174,636, respectively. For Messrs. Preece and Watson, the incremental fair value reported in the Stock Awards column of the Summary Compensation Table as a result of the pre-IPO award modifications that were made at the time of our IPO is $4,517,249 and $12,983,708, respectively. For avoidance of doubt, these amounts relate solely to the accounting incremental fair value related to the modification of awards granted in prior years and do not reflect the grant of new awards.

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Executive Compensation Tables and Narrative

Annual 2021 Equity Awards

We awarded equity to our NEOs for 2021, upon our IPO, which we view as each NEO’s annual equity grants for the year. However, under ASC 718, we are required to report in the Summary Compensation Table the accounting value of 2021 modifications made to equity grants that were awarded to our NEOs prior to 2021. Accordingly, the Company views the Summary Compensation Table as overstating the equity compensation value awarded to our NEOs as a result of these IPO-related equity award modifications.

The table below shows only the annual 2021 equity award value as of the grant date, without the modification value included:

Name	New Option Grant Value ($)	New RSU Grant Value ($)	Total Annual New Grant Value ($)

Dan Wernikoff	3,418,285	3,249,988	6,668,273

Rich Preece	2,103,555	1,244,992	4,103,539

Noel Watson	1,309,465	1,999,984	2,554,457

The option modifications described in “—2021 Equity Award Modifications” converted certain performance-based options that would have accelerated vesting upon an IPO, at certain valuations, to service-based options that vest over a four-year period that is tied to the commencement of the NEO’s employment. If the Board had not modified these pre-IPO performance-based options, then many of these options would have accelerated vesting upon the IPO as a result of the IPO valuation. Therefore, the modifications to some of the performance options resulted in additional time vesting, and therefore retention of two of our NEOs, compared to if the modifications had not occurred.

The RSU modifications described in “—2021 Equity Award Modifications” also resulted in a decreased benefit to two of our NEOs. The modifications reduced accelerated vesting upon a qualifying termination not in connection with a change in control from full acceleration to only 12 months of accelerated vesting.

The table below breaks out new equity compensation value from the modification value reported in the Summary Compensation Table:

Name	Award Type	Annual New Grant Value ($)(1)	Total Modification Value ($)	Total Equity Value Reported in Summary Compensation Table ($)

Dan Wernikoff	RSU	3,249,988	—	3,249,988
	Option	3,418,285	11,355,440	14,773,725

Rich Preece	RSU	1,999,984	4,517,249	6,517,233
	Option	2,103,555	22,275,097	24,378,652

Noel Watson	RSU	1,244,992	12,983,708	14,228,700
	Option	1,309,465	13,174,636	14,484,101

(1)	Grant date value.

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Executive Compensation Tables and Narrative

Alignment of New 2021 Equity Awards with Stockholders

The annual 2021 new equity grants align with stock-price performance. The reported value of the 2021 new options and RSUs awarded to our NEOs at IPO is higher than the theoretical current value that they could realize from the equity awards if these awards were fully vested. We consider this alignment to be consistent with our pay-for-performance philosophy.

The table below sets forth the current realizable value of annual 2021 new equity grants at our stock price as of the Record Date:

Name	Grant Type	Equity Award Amount (#)	Exercise Price ($)	Realizable Equity Value(1) ($)

Dan Wernikoff	RSU	116,071	N/A	1,766,601
	Option	290,177	$28.00	—

Rich Preece	RSU	71,428	N/A	1,087,134
	Option	178,570	$28.00	—

Noel Watson	RSU	44,464	N/A	676,742
	Option	111,160	$28.00	—

(1)	Value as of the Record Date of April 14, 2022. The Closing Price on the Record Date was $15.22.

EMPLOYEE BENEFITS AND PERQUISITES

We have generally not offered special benefits to our named executive officers. We provide 401(k) matching contributions as discussed in the “Health and Welfare and Retirement Benefits” section below. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. We also maintain an Employee Stock Purchase Plan in order to enable eligible employees, including our eligible NEOs, to purchase shares of our common stock at a discount.

HEALTH AND WELFARE AND RETIREMENT BENEFITS

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

401(K) PLAN

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may elect to defer up to 80% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Code, and we make an employer matching contribution to the plan in the amount equal to 100% of the first 4% of eligible compensation that eligible employees defer each year. In general, eligible compensation for purposes of the 401(k) retirement savings plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Code.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

Our named executive officers do not participate in any defined benefit pension plans or nonqualified deferred compensation plans.

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Executive Compensation Tables and Narrative

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2021

The following table reflects information regarding outstanding unvested equity held by our named executive officers as of December 31, 2021.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

Dan Wernikoff	1,813,968	1,813,968	(2)	9.82	(1)	9/19/2029	—		—
	1,965,132	1,662,804	(3)	9.82	(1)	9/19/2029	—		—
	—	290,177	(4)	28.00		6/28/2031	—		—
	—	—		—		—	116,071	(4)	1,865,261

Rich Preece	471,570	471,570	(2)	9.82	(1)	1/6/2030	—		—
	687,706	632,691	(3)	9.82	(1)	1/6/2030	—		—
	—	—		—		—	88,574	(5)	1,423,384
	—	178,570	(4)	28.00		6/28/2031	—		—
	—	—		—		—	71,428	(4)	1,147,848

Noel Watson	206,848	556,899	(3)	9.82		11/18/2030	—		—
	—	111,160	(4)	28.00		6/28/2031	—		—
	—	—		—		—	381,874	(5)	6,136,715
	—	—		—		—	44,464	(4)	714,536

(1)	On September 23, 2020, this option award was repriced and the strike price was modified to the strike price consummate with the then-current per-share fair market value.
(2)

25% of the total shares of common stock underlying this option vested on October 1, 2020 (for Mr. Wernikoff) or December 2, 2020 (for Mr. Preece), and the remaining 75% vest in equal quarterly installments over the three years following such date, as applicable, subject to continued service through each applicable vesting date.

(3)

1/48th of the total shares of common stock underlying this option vest each month following the vesting commencement date subject to continued service through each applicable vesting date. The vesting commencement date for the options is October 1, 2019 for Mr. Wernikoff, November 15, 2019 for Mr. Preece and November 15, 2020 for Mr. Watson.

(4)

These stock options and restricted stock units vest 25% on August 15, 2022 and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(5)

These restricted stock units vested 25% on November 15, 2020 (for Mr. Preece) and 25% on November 15, 2021 (for Mr. Watson) and the remainder of the applicable award vests in 12 equal quarterly installments thereafter, in each case subject to continued service through each applicable vesting date.

(6)	This amount reflects the fair market value of our common stock of $16.07 per share as of December 31, 2021.

EXECUTIVE EMPLOYMENT AGREEMENTS

Below are descriptions of the material terms of our employment agreements with each of our named executive officers. Each of our named executive officers has executed our standard form of confidential information and employee invention assignment agreement.

Agreement with Dan Wernikoff

We entered into an amended and restated employment agreement with Dan Wernikoff, our Chief Executive Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Mr. Wernikoff’s employment agreement in April 2022. The agreement, as amended, has no specific term and provides that Mr. Wernikoff is an at-will employee. Pursuant to the terms of the agreement, Mr. Wernikoff (a) is entitled to an annual base salary, currently set at $500,000, (b) is eligible for a target annual performance bonus, currently equal to 100% of his annual base salary, based on the achievement of performance objectives determined by our board of directors, (c) was eligible to receive the applicable IPO Grants described above under “—IPO Grants,” and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Wernikoff’s options so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

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Executive Compensation Tables and Narrative

Agreement with Rich Preece

We entered into an amended and restated employment agreement with Rich Preece, our Chief Operating Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into amendments to Mr. Preece’s employment agreement in October 2021 and March 2022. The agreement, as amended, has no specific term and provides that Mr. Preece is an at-will employee. Pursuant to the terms of the agreement, as amended, Mr. Preece (a) is entitled to an annual base salary, currently set at $400,000, (b) is eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our board of directors, (c) was eligible to receive the applicable IPO Grants described above under “—IPO Grants,” and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Preece’s options and restricted stock units so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Noel Watson

We entered into an amended and restated employment agreement with Noel Watson, our Chief Financial Officer, which became effective immediately prior to the effectiveness of our IPO. The agreement has no specific term and provides that Mr. Watson is an at-will employee. Pursuant to the terms of the agreement, Mr. Watson (a) is entitled to an annual base salary, currently set at $450,000, (b) is eligible for a target annual performance bonus, currently equal to 50% of his annual base salary, based on the achievement of performance objectives determined by our board of directors, (c) was eligible to receive the applicable IPO Grants described above under “—IPO Grants,” and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Watson’s options and restricted stock units so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Regardless of the manner in which a named executive officer’s employment with us terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary or other cash compensation and accrued unused vacation pay, if applicable. Our named executive officers are also eligible for the following severance benefits subject to their timely execution and non-revocation of a release of claims in our favor.

Severance Benefits Outside of the Change in Control Period

Pursuant to the terms of the amended and restated employment agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without “cause” (excluding by reason of death or disability) or by the named executive officer for “good reason”, in either case outside of the 24-month period following a “change in control” (each term as defined in the named executive officer’s amended and restated employment agreement), or the Change in Control Period, then the named executive officer will be eligible to receive the following severance benefits: (i) continued cash payments of the named executive officer’s then-current annual base salary for 12 months; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months; (iii) immediate vesting acceleration of the named executive officer’s options that were granted to the named executive officer before the effectiveness of the named executive officer’s amended and restated employment agreement, or the Pre-Existing Option Grants, to the extent outstanding and unvested as of the named executive officer’s employment termination date, in each case as to the number of shares subject to such award that otherwise would have vested had the named executive officer remained employed by us through the 12-month anniversary of the employment termination date; and (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and IPO Option Grant, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of (or, for the IPO Option Grant, 90 days

30	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Executive Compensation Tables and Narrative

following) the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

In addition, pursuant to the terms of Mr. Wernikoff’s amended and restated employment agreement, if, following the end of the year in which Mr. Wernikoff’s termination of employment occurs, the Company determines in good faith that the applicable performance bonus objectives and milestones for that year have been achieved, Mr. Wernikoff will be eligible to receive a performance bonus in the amount so determined by the Company, which will be prorated based on Mr. Wernikoff’s employment termination date.

Severance Benefits Within the Change in Control Period

Pursuant to the terms of the amended and restated employment agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without cause (excluding by reason of death or disability) or by the named executive officer for good reason, in either case within the Change in Control Period (as defined above), then the named executive officer will be eligible to receive the following severance benefits: (i) a lump sum cash payment equal to the sum of (a) 12 months (or 18 months in the case of Mr. Wernikoff) of the named executive officer’s then-current annual base salary, plus (b) a cash payment equal to 100% (or 150% in the case of Mr. Wernikoff) of the amount of the named executive officer’s then-current target annual performance bonus; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months (or 18 months in the case of Mr. Wernikoff); (iii) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Grants and, for Messrs. Preece and Watson, the restricted stock units that were granted to them before the effectiveness of their respective amended and restated employment agreements, or the Pre-Existing RSU Grants, to the extent outstanding and unvested as of the named executive officer’s employment termination date; and (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and IPO Option Grant, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

Severance Benefits in the Event of Termination Due to Death or Disability

Pursuant to the terms of the amended and restated employment agreements we entered into with our named executive officers, if a named executive officer’s employment with us terminates due to death or “disability” (as defined in the named executive officer’s amended and restated employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Grants and, for Messrs. Preece and Watson, Pre-Existing RSU Grants, to the extent outstanding and unvested immediately prior to the named executive officer’s termination of employment; and (ii) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and IPO Option Grant, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (i) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	31

Executive Compensation Tables and Narrative

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2021. As of such date, we had outstanding awards under three equity compensation plans: our 2016 Stock Incentive Plan (the “2016 Plan”), our 2021 Equity Incentive Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan (the “ESPP”).

Plan category	Number of securities to be issued upon exercise/vesting of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	18,851,322	$10.47	21,939,842

Equity compensation plans not approved by security holders	—	—	—

Total	18,851,322	$10.47	21,939,842

(a)	Consists of 3,576,888 shares issuable upon the vesting of outstanding restricted stock units and 15,274,434 shares issuable upon the exercise of stock options.
(b)	Excludes restricted stock unit awards which do not have an exercise price.
(c)

Excludes securities reflected in column (a). Includes 18,456,154 shares available for grant under the 2021 Plan and 3,483,688 shares available for grant under the ESPP, including shares subject to purchase during the purchase period in effect as of December 31, 2021. Excludes 9,904,205 and 2,971,262 shares that were added to the 2021 Plan and the ESPP, respectively, on January 1, 2022 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2031 equal to 5% of our outstanding shares as of the preceding December 31 in the case of the 2021 Plan and the lesser of 7,105,076 shares or 1.5% of our outstanding shares as of the preceding December 31 in the case of the ESPP (or such lesser amounts as approved by the Board). As of December 31, 2021, there were no shares available for future grants under the 2016 Plan.

32	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following is a summary of PricewaterhouseCoopers, LLP’s (“PwC”) fees for professional services rendered to us for the years ended December 31, 2021 and December 31, 2020.

(in thousands)	2021	2020

Audit Fees(1)	$ 2,520	$ 1,322

Audit-Related Fees	—	—

Tax Fees(2)	596	522

All Other Fees(3)	5	5

Total	$ 3,121	$ 1,849

(1)

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements, including fees billed in connection with our filing of registration statements, including our IPO, which closed in July 2021.

(2)	Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice.
(3)	All Other Fees relate to license fees for accounting research and disclosure checklist software.

Pre-Approval of Audit and Non-Audit Services Policy

The Audit Committee charter provides that the Audit Committee shall approve all audit and permissible non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. All of the services and fees identified in the table above were approved in accordance with SEC and PCAOB requirements and, following our IPO, pursuant to the pre-approval policy described in this paragraph.

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	33

AUDIT COMMITTEE REPORT*

The Audit Committee has reviewed and discussed our audited financial statements with management and PricewaterhouseCoopers, LLP (“PwC”), and has discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight board (the “PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from PwC, as required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon such review and discussion, the Audit Committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee of the Board of Directors,

Khai Ha

John Murphy

Christine Wang

*

This report of the Audit Committee is required by the SEC rules and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Exchange Act.

34	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

PROPOSAL 2 — RATIFICATION OF

APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence at least annually.

Our Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. PwC has served as the Company’s independent registered public accounting firm since 2006. The members of the Audit Committee and our board of directors believe that the continued retention of PwC would be beneficial for the Company. Our board of directors and Audit Committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The selection of PwC is accordingly being submitted for ratification of stockholders as a matter of good corporate practice. If the stockholders fail to ratify this selection, our board of directors and Audit Committee will consider the outcome of the vote in determining whether to retain this firm for the year ending December 31, 2022. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and stockholders.

The ratification of the appointment of PwC as our independent registered public accounting firm for our year ending December 31, 2022 requires the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will have the same effect as a vote “Against” on the outcome of Proposal 2. Because broker discretionary voting is permitted with respect to Proposal 2, we expect there will be no broker non-votes with respect to this Proposal.

One or more representatives of PwC are expected to be present at the Annual Meeting online and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.

OUR BOARD, UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	35

CERTAIN RELATIONSHIPS AND

RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2021 and any currently proposed transactions, to which we were or are to be a participant, in which (1) the amount involved exceeded or will exceed $120,000, and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Other than as described below under this section, since January 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.

CONCURRENT PRIVATE PLACEMENT

In connection with our IPO, entities affiliated with TCV, a beneficial owner of more than 5% of a class of our voting securities and an affiliate of Mr. Yuan, purchased from us in a concurrent private placement, subject to certain conditions, a number of shares of our common stock with an aggregate purchase price of approximately $90.0 million, at a price per share equal to the IPO price. In addition, TCV agreed to a 180-day lock-up agreement (which has since terminated) pursuant to which the common stock purchased in the concurrent private placement were be locked up for a period of 180 days, subject to early termination. We refer to the concurrent private placement of these shares of common stock as the concurrent private placement.

RELATIONSHIPS WITH BRYANT STIBEL GROWTH, LLC AND JEFFREY STIBEL

Jeffrey Stibel, a member of our board of directors and a stockholder, is a partner of Bryant Stibel Growth, LLC (“BSG”). In connection with the IPO, we entered into a side letter with BSG providing for secondary piggyback registration rights following the IPO, which has since terminated.

INVESTORS’ RIGHTS, MANAGEMENT RIGHTS, VOTING AND CO-SALE AGREEMENTS

We previously entered into investors’ rights, management rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to these agreements are LucasZoom, Institutional Venture Partners XIII, L.P., KPCB Holdings, Inc., as nominee, GPI Capital Gemini HoldCo LP, the TCV entities, the BSG entities and entities affiliated with Francisco Partners. These stockholder agreements terminated upon the closing of the IPO, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the completion of a deemed liquidation event, or with respect to any particular holder, on the date such holder, together with its permitted transferees, affiliates and co-investors, beneficially owns less than 1% of our outstanding Common Stock and such holder can sell its shares under Rule 144 of the Securities Act, or Rule 144.

DIRECTOR NOMINATION AGREEMENT

In June 2021, we entered into a Director Nomination Agreement with each of Permira and FP to provide certain rights with respect to their ability to designate members of our board of directors. See the section titled “Board of Directors and Corporate Governance-Director Nomination Rights” for additional information regarding the Director Nomination Agreement.

36	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Certain Relationships and Related Person Transactions

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

We have adopted a written policy on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of this policy, a “Related Person Transaction” is defined as any transaction, arrangement, relationship or series of similar transactions, arrangements or relationships in which the Company and any Related Person, directly or indirectly, are, were or will be participants and in which the amount involved exceeds $120,000. The Audit Committee (or such other committee of the board as may be designated by the board) will review the material facts of all Related Person Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Related Person Transaction, taking into account, among other factors it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If advance Audit Committee approval of an Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the Related Person Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified as soon as reasonably practicable.

All of the transactions described in this section were entered into prior to the adoption of this amended policy. Our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our board of directors. Our board of directors considered this information when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	37

BENEFICIAL OWNERSHIP

OF SECURITIES

The following table sets forth information as of April 14, 2022 (or as of the date otherwise indicated below) regarding beneficial ownership by: each person known to us to beneficially own more than 5% of any class of our outstanding common stock; our directors and director nominees; each of our named executive officers (as listed in the Summary Compensation Table below); and all of our directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, California 91203.

The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of June 13, 2022 (60 days after April 14, 2022) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after June 13, 2022 and any RSUs vesting/settling, as applicable, on or before June 13, 2022 that may be payable in cash or shares at LegalZoom’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

The number of shares of common stock and percentage of beneficial ownership set forth below is computed on the basis of 198,678,385 shares of our common stock issued and outstanding as of April 14, 2022 (including 556,136 shares repurchased by the Company pursuant to our share repurchase program, which were not yet reflected on the transfer agent’s records as of the Record Date).

	Beneficial Ownership

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Beneficial Ownership (%)

5% Stockholders

Entities affiliated with LucasZoom, LLC(1)	38,012,988	19.1%

Entities affiliated with Francisco Partners(2)	28,625,744	14.4%

Entities affiliated with Institutional Venture Partners XIII, L.P.(3)	12,940,536	6.5%

T. Rowe Price Associates, Inc.(4)	11,396,479	5.7%

Entities affiliated with TCV(5)	14,302,073	7.2%

Entities affiliated Bryant Stibel(6)	10,853,116	5.5%

Named Executive Officers and Directors

Dan Wernikoff(7)	4,686,509	2.3%

Rich Preece(8)	1,482,245	*

Noel Watson(9)	318,894	*

Jeffrey Stibel(10)	10,971,676	5.5%

Dipanjan Deb(11)	28,625,744	14.4%

Khai Ha(12)	9,541,916	4.8%

Elizabeth Hamren(13)	4,545	*

John Murphy(14)	7,142	*

Dipan Patel(15)	38,012,988	19.1%

Brian Ruder(16)	38,012,988	19.1%

Neil Tolaney	—	—

Christine Wang	—	—

Sivan Whiteley(17)	2,769	*

All executive officers and directors as a group (15 persons)(18)	94,654,111	45.9%

38	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Beneficial Ownership of Securities

*	Represents beneficial ownership of less than 1%.
(1)

The number of shares of our common stock beneficially owned by entities affiliated with LucasZoom, LLC (“LucasZoom”) is based on the Schedule 13G filed by LucasZoom with the SEC on February 15, 2022 (the “LucasZoom 13G”). LucaZoom S.A.R.L., a Luxembourg private company, or LZoom, is the sole member of LucasZoom. Permira V L.P.2 is the controlling shareholder of LZoom. Permira V L.P.2 acts through its general partner, Permira V GP L.P., which acts through its general partner, Permira V GP Limited. Permira V GP Limited’s board of directors consists of Thomas Lister, Christopher Crozier, Alistair Boyle, Julie Preece, Simon Holden and Nigel Carey. Permira V GP Limited has indirect voting and investment power over the shares held by LucasZoom, LLC. According to the LucasZoom 13G, (i) the address for these entities is 3000 Sand Hill Road, Building 1, Suite 170, Menlo Park, CA 94025 and (ii) LucasZoom has shared voting and dispository power with respect to 38,012,988 shares.

(2)

The number of shares of our common stock beneficially owned by entities affiliated with Francisco Partners (“Franciso”) is based on the Schedule 13G filed by Franciso with the SEC on February 14, 2022 (the “Franciso 13G”). 23,854,788 shares of common stock are held by FPLZ I, L.P. and (ii) 4,770,956 shares of common stock are held by FPLZ II, L.P. Francisco Partners GP V, L.P. (the “GP”) is the general partner of each of FPLZ I and FPLZ II, and Francisco Partners GP V Management, LLC (the UGP”) is the general partner of the GP. Francisco Partners Management, L.P. (“FPM LP”) serves as the investment manager for each of FPLZ I and FPLZ II. As a result, each of FPM, the UGP, and the GP may be deemed to share voting and dispositive power over the Common Shares held, but each disclaims beneficial ownership. Dipanjan Deb, a member of our board of directors, David Golob, Ezra Perlman, Keith Geeslin, and Megan Karlen are members of FPM LP’s investment committee and share voting and dispositive power over the shares held by FPLZ I, L.P. and FPLZ II, L.P. As a result, the members of FPM LP’s investment committee may be deemed to have or share beneficial ownership of the shares held, but each member of the investment committee disclaims beneficial ownership of such shares. According to the Franciso 13G, (i) the address for these entities is One Letterman Drive, Building C—Suite 410, San Francisco, CA 94129 and (ii) FPLZ I has shared voting and dispository power with respect to 23,854,788 shares. FPLZ II has shared voting and dispositive power over 4,770,956 shares; and each of FPM LP, the UGP and the GP has shared voting and dispositive power over 28,625,744 shares.

(3)

The number of shares of our common stock beneficially owned by Institutional Venture Partners XIII, L.P. (“IVP”) is based on the Schedule 13G filed by IVP with the SEC on February 14, 2022 (the “IVP 13G”). According to the IVP13G, (i) the address for these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, CA 94025. and (ii) Institutional Venture Management XIII, LLC is the general partner of IVP. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps are the managing directors of Institutional Venture Management XIII, LLC and share voting and dispositive power over the 12,940,536 shares held by IVP.

(4)

The number of shares of our common stock beneficially owned by T. Rowe Price Associates, Inc. (“TRP”) is based on the Schedule 13G filed by TRP with the SEC on February 14, 2022 (the “TRP 13G. According to the TRP 13G, (i) the address of TRP is 100 E. Pratt Street, Baltimore, MD 21202 and (ii) TRP has sole voting power over 3,495,372 shares and sole dispository power with respect to 11,396,479.

(5)

The number of shares of our common stock beneficially owned by entities affiliated with Technology Crossover Ventures (“TCV”) is based on the Schedule 13G filed by TCV with the SEC on February 14, 2022 (the “TCV 13G”). 10,122,462 shares of common stock are held by TCV IX, L.P., (“TCV IX”) (ii) 1,714,832 shares of common stock are held by TCV IX (A), L.P. (“TCV IX (A)”), (iii) 540,614 shares of common stock are held by TCV IX (B), L.P. (“TCV IX (B)”) (iv) 782,809 shares of common stock are held by TCV Member Fund, L.P. (“Member Fund”) and (v) 1,141,356 shares of common stock are held by TCV IX (A) Opportunities, L.P., (“TCV IX (A) Opportunities”) and together with TCV IX, TCV IX (A), TCV IX (B) and Member Fund, the “TCV Entities”). The general partner of Member Fund is Technology Crossover Management IX, Ltd. (“Management IX”), and the general partner of each of TCV IX, TCV IX (A), TCV IX (A) Opportunities and TCV IX (B) is Technology Crossover Management IX L.P. (“TCM IX”). The general partner of TCM IX is Management IX. Management IX may be deemed to have the sole voting and dispositive power over the shares held the TCV Entities. Management IX may be deemed to beneficially own the securities held by the TCV Entities but disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Jay C. Hoag, Jon Q. Reynolds Jr., Timothy P. McAdam and Christopher P. Marshall are the Class A Directors of Management IX, and each disclaims beneficial ownership of the securities held by the TCV Entities except to the extent of his pecuniary interest therein. According to the TCV 13G, (i) the address of the entities is 250 Middlefield Road, Menlo Park, CA 94025. and (ii) Management IX has sole voting and dispository power with respect to 14,302,073 shares; TCM IX has sole voting and dispository power with respect to 13,519,264 shares; TCV IX has sole voting and dispository power with respect to 10,122,462 shares; TCV IX (A) has sole voting and dispository power with respect to 1,714,832 shares; TCV IX (A) Opportunities, L.P. has sole voting and dispository power with respect to 1,141,356 shares; TCV IX (B) has sole voting and dispository power with respect to 540,614 shares; and Member Fund has sole voting and dispository power with respect to 782,809 shares.

(6)

The number of shares of our common stock beneficially owned by entities affiliated with Bryant Stibel Growth, LLC (“BSG”) is based on the Schedule 13G filed by BSG with the SEC on February 15, 2022 (the “BSG 13G). 10,629,008 shares of common stock are held by BSG, (ii) 210,524 shares of common stock held by Bryant Stibel Fund, I, LLC, (the “BS Fund”); and (iii) 13,584 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2022 held by the BS Fund. According to the BSG 13G, (i) the address for Bryant Stibel is 22761 Pacific Coast Highway, Garden Level, Malibu, CA 90265 and (ii) Stibel & Company LLC is the manager of BSG and the BS Fund. Jeffrey Stibel is the manager of Stibel & Company LLC and has sole voting and dispositive power over the shares held by BSG and the BS Fund. Carbon Investments, LLC and Kobe Investments, LLC are the co-managers of the BS Fund. Mr. Stibel, the manager of Carbon Investments, LLC, and Kobe Investments, LLC have shared voting and dispositive power over the shares held by Bryant Stibel Fund I, LLC.

(7)	Includes 4,686,084 shares subject to options that are exercisable within 60 days of April 14, 2022.
(8)

Includes 11,071 shares issuable upon the vesting of restricted stock units within 60 days of April 14, 2022 and 1,414,710 shares subject to options that are exercisable within 60 days of April 14, 2022.

(9)	Includes 31,822 shares issuable upon the vesting of restricted stock units within 60 days of April 14, 2022 and 286,405 shares subject to options that are exercisable within 60 days of April 14, 2022.
(10)

Includes (i) the shares held by BSG and BS Fund and shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2022 held by BS Fund disclosed in footnote (6) above, and (ii) 62,112 shares of common stock underlying stock options held by Mr. Stibel that are exercisable within 60 days of April 14, 2022. Mr. Stibel is the manager of Stibel & Company LLC, which is the manager of BSG, and he is the manager of Carbon Investments, LLC, which is a co-manager of BS Fund, and may be deemed to beneficially own the shares held by Bryant Stibel as disclosed in footnote (6).

(11)

Consists of the shares held by Francisco Partners disclosed in footnote (2) above. Mr. Deb is a partner of Francisco Partners and may be deemed to beneficially own the shares held by Francisco Partners as disclosed in footnote (2). Mr. Deb has a direct and indirect interest in Francisco Partners GP V, L.P., which is the General Partner of Francisco Partners Management, L.P., which is the investment manager of, FPLZ I, L.P. and FPLZ II, L.P. In such capacities, if the General Partner or investment manager is deemed to be a beneficial owner, Mr. Deb disclaims any beneficial ownership, except to the extent of any pecuniary interest therein.

(12)

Consists of the shares held by GPI Capital Gemini Holdco, LP. Mr. Ha is a member of the investment committee of GPI Capital, LLC and may be deemed to beneficially own the shares held by GPI Capital Gemini Holdco, LP. Mr. Ha is not standing for reelection at the Annual Meeting.

(13)	Consists of 4,545 shares issuable upon the vesting of restricted stock units within 60 days of April 14, 2022.
(14)	Consists of 7,142 shares issuable upon the vesting of restricted stock units within 60 days of April 14, 2022.
(15)

Consists of the shares held by LucasZoom, LLC disclosed in footnote (1) above. Mr. Patel is a member of the investment committee of Permira and may be deemed to beneficially own the shares held by LucasZoom, LLC as disclosed in footnote (1). In such capacity if Permira is deemed to be a beneficial owner, Mr. Patel disclaims any beneficial ownership, except to the extent of any pecuniary interest therein.

(16)

Consists of the shares held by LucasZoom, LLC disclosed in footnote (1) above. Mr. Ruder is a member of the investment committee of Permira and may be deemed to beneficially own the shares held by LucasZoom, LLC as disclosed in footnote (1). In such capacity if Permira is deemed to be a beneficial owner, Mr. Ruder disclaims any beneficial ownership, except to the extent of any pecuniary interest therein.

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	39

Beneficial Ownership of Securities

(17)	Consists of 2,769 shares issuable upon the vesting of restricted stock units within 60 days of April 14, 2022.
(18)

Includes 87,215,781 shares beneficially owned by our current executive officers and directors, (ii) 92,354 shares issuable upon the vesting of restricted stock units within 60 days of April 14, 2022 and (iii) 7,345,976 shares subject to options exercisable within 60 days of April 14, 2022, all of which are vested as of such date.

40	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

        QUESTIONS & ANSWERS ABOUT

        THE ANNUAL MEETING

This proxy statement is being provided to you in connection with the solicitation of proxies by our board of directors of the Company for use at the Annual Meeting to be held on Wednesday, June 8, 2022 at 9:00 a.m. Pacific Time, or at any adjournments or postponements thereof.

1. WHERE IS THE ANNUAL MEETING BEING HELD?

Our board of directors has determined that the Annual Meeting should be held online via live audio webcast at www.proxydocs.com/LZ. In order to permit stockholders from any location with access to the Internet to participate. We believe that during the current global pandemic virtual meetings ensure the safety of participants.

2. WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

Stockholders will be asked to consider the following proposals at the Annual Meeting:

1.

To elect the three director nominees named in this proxy statement as Class I directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1); and

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2).

Additionally, stockholders are entitled to vote on such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those included in these proxy materials. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

3. WHO CAN VOTE AT THE ANNUAL MEETING?

Stockholders who owned shares of the Company’s common stock, par value $.0001 per share, as of 5:00 p.m. Pacific Time on April 14, 2022 are entitled to vote at the Annual Meeting. As of the record date, there were 198,678,385 shares of our Class A common stock issued and outstanding.

4. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?

•

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “broker”), then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

5. HOW CAN I ATTEND, PARTICIPATE IN AND VOTE AT THE ANNUAL MEETING ONLINE?

To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the Annual Meeting website at www.proxydocs.com/LZ, enter the 12-digit control number found on your proxy card or Notice, and follow the instructions on the website.

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	41

Questions & Answers About the Annual Meeting

The Annual Meeting will begin at 9:00 a.m. Pacific Time on Wednesday, June 8, 2022. Online check-in will begin at approximately 8:45 a.m. Pacific Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, please call the technical support number that will be posted in your instructional email you will receive after registration. We will make a replay of the Annual Meeting available on our Investor Relations website until the next annual meeting.

Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.

Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

6. HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Our board of directors unanimously recommends that stockholders vote “FOR” each nominee for director named in Proposal 1 and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2).

7. HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy. Abstentions and withhold votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.

8. WHAT IS A PROXY CARD?

The proxy card enables you to appoint Mr. Wernikoff, our CEO, Mr. Stibel, our independent board chairperson, and Ms. Miller, our General Counsel and Secretary, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing such persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the date of the Annual Meeting in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

9. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of a broker. Brokers generally have the authority to vote shares not voted by customers on certain “routine” matters. Because the ratification of an independent registered public accounting firm (Proposal 2) is the only matter that is considered to be “routine” at the Annual Meeting, your shares may only be voted by your broker for the ratification of our independent registered public accounting firm. We expect that there will be no broker non-votes (as described below) with respect to Proposal 2.

Brokers are prohibited from exercising discretionary authority on non-routine matters. The election of directors (Proposal 1) is considered a non-routine matter, and, therefore, brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). As mentioned above, in the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present but will have no effect on the outcome of the vote on Proposal 1.

42	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Questions & Answers About the Annual Meeting

10. WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the three nominees who receive the highest number of shares voted “For” his or her election will be elected. “Withhold” votes against a director and broker non-votes will have no direct effect on his or her election.

11. WHAT VOTE IS REQUIRED FOR PROPOSAL 2?

Approval of Proposal 2 requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter, voting as a single class.

Abstentions will have the same effect as a vote “Against” on the outcome of Proposal 2. Because broker discretionary voting is permitted with respect to Proposal 2, we expect there will be no broker non-votes with respect to that Proposal.

12. CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your previously delivered proxy and vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203 a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a broker, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

13. WHAT HAPPENS IF I DO NOT INDICATE HOW TO VOTE MY PROXY?

If you sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees (Proposal 1) and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2).

14. WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.

15. WHO BEARS THE COST OF SOLICITING PROXIES?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	43

OTHER MATTERS

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our board.

Submission of Stockholder Proposals for the 2023 Annual Meeting

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2023 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at investor@legalzoom.com or in writing, c/o our Company’s General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203 no later than the close of business on December 29, 2022.

Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an Annual Meeting of Stockholders (but not for inclusion in the proxy statement). Notice of a nomination or other proposal of business must be delivered to the Company by email at investor@legalzoom.com or in writing, c/o our Company’s General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 30 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2023 Annual Meeting of Stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on February 8, 2023 and no later than the close of business on March 10, 2023. Nominations and proposals also must satisfy other requirements set forth in the bylaws. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the advance notice bylaws for our 2023 annual meeting is April 9, 2023.

For purposes of these proposals, “close of business” shall mean 6:00 p.m. Pacific time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice or this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only

44	2022 PROXY STATEMENT ⬛ LegalZoom.com, Inc.

Other Matters

a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at investor@legalzoom.com or in writing, c/o our Company’s General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203 to inform us of his or her request. If a broker holds the shares, the stockholder should contact such broker directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s website, located at http://www.sec.gov.

We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the year ended December 31, 2021, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to General Counsel and Secretary, LegalZoom.com, Inc., 101 North Brand Boulevard, 11th Floor, Glendale, CA 91203. The Annual Report and this proxy statement are also available online at https://investors.legalzoom.com/financial-information/sec-filings.

LegalZoom.com, Inc. ⬛ 2022 PROXY STATEMENT	45

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/LZ Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-506-4620 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ LegalZoom.com, Inc. For Stockholders of record as of April 14, 2022 TIME: Wednesday, June 8, 2022 9:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/LZ for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Dan Wernikoff, Jeffrey Stibel and Nicole Miller (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of LegalZoom.com, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

LegalZoom.com, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Dipan Patel FOR 1.02 Neil Tolaney FOR 1.03 Christine Wang FOR FOR AGAINST ABSTAIN 2. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public FOR accounting firm for the fiscal year ending December 31, 2022. 3. To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date